UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 9, 2010, Olin Corporation (“Olin” or the “Company”) completed a financing of tax-exempt bonds (the “Bonds”) in the aggregate principal amount of $42,000,000 due 2033 that were issued pursuant to the American Recovery and Reinvestment Act of 2009. The Bonds were issued by the Mississippi Business Finance Corporation (the “Issuer”) pursuant to a trust indenture (the “Indenture”) between the Issuer and U. S. Bank, National Association, as trustee (the “Trustee”).  The Bonds were sold to a syndicate of participating banks in a private placement under an Amended and Restated Credit and Funding Agreement dated December 9, 2010 (the “Credit Agreement”) between the Company, PNC Bank, National Association, as administrative agent for itself and the other syndicate lenders, the member banks of the syndicate, and PNC Capital Markets, LLC, as lead arranger.

The proceeds of the Bonds will be loaned by the Issuer to the Company under a loan agreement (the “Loan Agreement”) and related promissory note (the “Note”) whereby the Company is obligated to make loan payments to the Issuer sufficient to pay all debt service and expenses related to the Bonds.  The Issuer will assign its rights under the Note to the Trustee as security for payment of the Bonds.  The Company’s obligations under the Loan Agreement and Note mirror the terms of the Bonds, which will bear interest at a fluctuating rate based on LIBOR.  The financial covenants in the Credit Agreement mirror those in the Company’s current senior revolving credit agreement.  The Bonds have a 23-year term but may be tendered to the Company (without premium) periodically beginning on November 1, 2015, at the expiration of the bank syndicate’s five-year agreement to hold the Bonds.  At that time, the Company may, at its option, negotiate new terms with the existing syndicate, market the bonds to a new bank syndicate or convert and remarket the bonds in either a variable weekly rate mode or a fixed rate to maturity, subject in each case to successful private placement or other remarketing of the Bonds in the new mode.  The proceeds from the Bonds are required to be used to fund capital project spending at the Company’s Oxford, Mississippi Winchester location.

The foregoing summary is qualified in its entirety by reference to the actual Indenture, Loan Agreement, Bond Purchase Agreement and Credit Agreement, which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-
       Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion on the Bonds in Item 1.01 of this Report which is incorporated herein by reference.

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On December 9, 2010, the Company’s Board of Directors approved a plan to convert the 260,000 tons of mercury cell capacity at our Charleston, Tennessee facility to 200,000 tons of membrane capacity capable of producing both potassium hydroxide and caustic soda.  The project has an estimated capital cost of approximately $160 million and will be completed by the end of 2012.  Olin also intends to reconfigure its Augusta, Georgia facility to manufacture bleach and distribute caustic soda, while discontinuing chlor alkali manufacturing at the facility.

The Company will record pretax restructuring charges of approximately $23 million in fourth quarter 2010 in connection with the conversion and reconfiguration.  The Company currently estimates that these restructuring charges will consist of:

Description	Amount (in millions)
Restructuring Costs Related to Mercury Cell Transition Plan
Write-off of equipment and facilities	$17
Employee-related costs	3
Facility exit costs	2
Lease and other contract termination costs	1
Total	$23

The amounts in the foregoing table do not include restructuring charges related to the Corporation’s plan to relocate Winchester’s centerfire manufacturing operations to Oxford, Mississippi.  Olin filed a Form 8-K on November 3, 2010 regarding the relocation, and an amendment to that Form 8-K on December 10, 2010.

Item 2.06                      Material Impairments.

As noted in Item 2.05 above, Olin intends to reconfigure its Augusta, Georgia facility to manufacture bleach and distribute caustic soda, while discontinuing chlor alkali manufacturing at the facility.  On December 9, 2010, Olin concluded that it expects to recognize a loss of approximately $17 million, related to this discontinuation of chlor alkali manufacturing.  Although Olin expects that property, plant and equipment will be impaired, it believes that all of the impairment charges will be non-cash charges.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors;
      Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 8, 2010, Richard M. Hammett, Vice President and President, Winchester Division, announced his intention to retire from the Company on February 28, 2011.

(c) On December 8, 2010 Olin announced, that effective January 1, 2011, John L. McIntosh, age 56, will be appointed Senior Vice President, Operations, and will assume overall responsibility for both the Winchester and Chlor Alkali operations.  Since October 1, 2010, Mr. McIntosh has served as Senior Vice President, Chemicals of the Company and prior to that time and since February 1, 1999 he served as Vice President and President, Chlor Alkali Products Division.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2010, the Board of Directors of the Company approved an amendment to Article II, Section 1 of the Company's Bylaws, to add the following new paragraphs, which provide for directors to be elected by a vote of the majority of the votes cast in uncontested elections.

“Except as provided in the following paragraph, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee's election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 1, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director.

The foregoing paragraph shall not apply to any election of directors if there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this paragraph applies shall be elected by a plurality of the votes cast in such election.”

A copy of the revised Bylaws, which are effective on December 9, 2010, is attached as Exhibit 3.1.

Concurrently, the Board adopted a new director resignation policy, included in the Principles of Corporate Governance, that provides that if an incumbent director does not receive the required vote for re-election, the Directors and Corporate Governance Committee will evaluate the director's offer to resign and make a recommendation to the Board of Directors as to whether it should be accepted. The Board will then make a final determination. The Company will publicly disclose the Board's decision and rationale within 90 days after certification of the election results.

Item 7.01                      Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of Olin’s press release dated December 10, 2010 announcing the mercury cell transition plan, related restructuring charges and additional financing.

Item 9.01.                      Financial Statements and Exhibits.

(d)  The following documents are filed with this Report:

Exhibit No.	Description of Exhibit
3.1	Bylaws amended as of December 9, 2010
4.1	Trust Indenture effective December 1, 2010 between the Mississippi Business Finance Corporation and U. S. Bank, National Association, as trustee
4.2	Loan Agreement effective December 1, 2010 between the Mississippi Business Finance Corporation and Olin Corporation
4.3	Bond Purchase Agreement dated December 9, 2010 between the Mississippi Business Finance Corporation, Olin Corporation and PNC Bank National Association, as administrative agent
4.4
Amended and Restated Credit and Funding Agreement dated December 9, 2010 between Olin Corporation, as borrower; PNC Bank National Association, as administrative agent; PNC Capital Markets, LLC, as lead arranger; and the Lenders party thereto

99.1	Press Release dated December 10, 2010

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the conversion of 260,000 tons of mercury cell capacity at our Charleston, Tennessee facility to 200,000 tons of membrane capacity and the discontinuation of chlor alkali manufacturing at our Augusta, Georgia facility and the expected amount of costs and/or charges. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to, the Company’s ability to convert and shut down the operations discussed in this filing in a timely and effective manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
Name:  George H. Pain
Title:    Senior Vice President, General Counsel and Secretary

Date:  December 10, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Bylaws amended as of December 9, 2010
4.1	Trust Indenture effective December 1, 2010 between the Mississippi Business Finance Corporation and U. S. Bank, National Association, as trustee
4.2	Loan Agreement effective December 1, 2010 between the Mississippi Business Finance Corporation and Olin Corporation
4.3	Bond Purchase Agreement dated December 9, 2010 between the Mississippi Business Finance Corporation, Olin Corporation and PNC Bank National Association, as administrative agent
4.4
Amended and Restated Credit and Funding Agreement dated December 9, 2010 between Olin Corporation, as borrower; PNC Bank National Association, as administrative agent; PNC Capital Markets, LLC, as lead arranger; and the Lenders party thereto

99.1	Press Release dated December 10, 2010